UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 20, 2022
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210,
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.
On March 20, 2022, Hamza Suria, provided notice to the board of directors (the “Board”) of AnaptysBio, Inc. (the “Company”) of his resignation as President and Chief Executive Officer and as a Class II director of the Company, effective immediately. Mr. Suria was party to an Employment Agreement with the Company, dated January 26, 2018 (the “Suria Employment Agreement”), pursuant to which, among other things, Mr. Suria was entitled to certain severance benefits upon his termination by the Company without cause. In connection with Mr. Suria’s resignation, the Company has entered into a separation agreement, dated March 20, 2022, with Mr. Suria regarding the terms of his separation from the Company (the “Suria Separation Agreement”), pursuant to which, among other things, the Suria Employment Agreement was terminated, and in exchange for executing a general release of claims in favor of the Company, for a period of 12 months, Mr. Suria will receive salary continuation payments of his current base salary of $603,580 and reimbursement for his COBRA premiums. In addition, the Company entered into a consulting agreement with Mr. Suria (the “Suria Consulting Agreement”), pursuant to which Mr. Suria will be engaged as a consultant to provide transition support through March 21, 2023. Mr. Suria’s outstanding equity awards will continue vesting pursuant to their terms during his consultancy, and remain eligible for accelerated vesting in the event he is terminated without Cause (as defined in the Suria Consulting Agreement) within 12 months following a change in control of the Company.
The foregoing description of the Suria Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Suria Employment Agreement, which is filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on March 5, 2018, and which is incorporated by reference herein. The foregoing description of the Suria Separation Agreement and the Suria Consulting Agreement are each qualified in its entirety by reference to the full text of the Suria Separation Agreement and the Suria Consulting Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022.
In connection with Mr. Suria’s resignation, on March 20, 2022, the Company appointed Daniel Faga, a Class I director of the Board, to serve as Interim President and Chief Executive Officer of the Company, effective as of March 21, 2022. Mr. Faga is an executive with more than 20 years of industry and advisory experience in the life sciences industry. From January 2020 to November 2021, he was the chief operating officer at Mirati Therapeutics responsible for leading the company’s strategy, corporate finance, legal and other business operations. Prior to joining Mirati, from April 2016 to December 2019, Mr. Faga was chief business officer at Spark Therapeutics until its acquisition by Roche. Previously, from July 2009 to April 2016, Mr. Faga was a managing director and founding member of Centerview Partner’s healthcare advisory practice. Mr. Faga’s earlier experience includes healthcare investment banking at Merrill Lynch and management consulting in the life sciences practice at PRTM. Mr. Faga earned a B.S. in engineering from Cornell University and an M.B.A. in healthcare management from the Wharton School of the University of Pennsylvania.
The Company has entered into an employment agreement with Mr. Faga (the “Faga Employment Agreement”), which sets forth the principal terms and conditions of his employment as the Company’s Interim President and Chief Executive Officer, including his initial annual base salary of $603,580 and an annual target cash bonus opportunity of up to 55% of his base salary, which bonus may be earned based upon the achievement of specified performance goals (and which will be prorated for his partial year of service). Mr. Faga also received an equity grant consisting of 887,043 restricted stock units (the “RSU Award”) with associated dividend equivalent rights (payable as the RSU Award vests). The RSU Award will vest on the 24-month anniversary of his March 21, 2022 start date. The Faga Employment Agreement will continue for a two-year term with an automatic renewal for one year unless there is 3 months’ written notice by either party or unless it is terminated pursuant to its terms, however Mr. Faga’s employment is at-will and may be terminated at any time, with or without cause. In the event that Mr. Faga is terminated without “cause” or resigns for “good reason” (each as defined in the Faga Employment Agreement) or a new chief executive officer is hired and commences employment, provided that Mr. Faga delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, or Mr. Faga’s employment terminates as a result of his death or Disability (as defined in the Faga Employment Agreement), the RSU Award will vest in full. If Mr. Faga is terminated with “cause,” a pro rata portion of the RSU Award will vest, based on the percentage of the 24-month vesting term Mr. Faga has served as of such termination. Additionally, in the event that Mr. Faga is terminated without “cause” or resigns for “good reason,” provided that Mr. Faga delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, Mr. Faga will receive (1) continued salary payments for twelve months, and (ii) and reimbursement of COBRA premiums for twelve months, or such earlier date on which coverage with a new employer is obtained. If we experience a change of control and Mr. Faga is terminated without “cause” or resigns for “good reason” upon the occurrence of, or within 13 months following, such change of control, and provided that Mr. Faga delivers a signed settlement and general release in favor of us and satisfies all conditions to make such release effective, Mr. Faga will receive (i) the continued salary payments and COBRA premiums described above for eighteen months (ii) a bonus payment equal to his target bonus payment for the year, (iii) a prorated bonus based on actual achievement by the Company of goals for the year, and (iv) all of Mr. Faga’s outstanding equity awards, including the RSU Award, will vest in full. Additionally, pursuant to the Faga Employment Agreement, if within the 24-month anniversary of his March 21, 2022 appointment, any payment to Mr. Faga would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986 and be subject to an excise tax by Section 4999, then such payment shall be grossed up so that Mr. Faga receives the same amount after imposition of the excise tax as he would have received had no excise tax been imposed.
The foregoing description of the Faga Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Faga Employment Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022.
Safe Harbor Statement
Information provided in this Current Report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in the Company’s Annual Report on Form 10-K filed with the Commission on March 7, 2022 and other reports on file with the Commission.
These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AnaptysBio, Inc.
Date: March 21, 2022	By:	/s/ Eric Loumeau
Name: Eric Loumeau
Title: Chief Operating Officer and General Counsel